1 2015 STOCK INCENTIVE PLAN RESTRICTED STOCK AWARD AGREEMENT NOTICE OF GRANT Newtek Business Services Corp. (the “Company”) hereby grants to [*] (the “Participant”), an award (the “Award”) of restricted shares of Company Common Stock, par value $0.02 per share (“Restricted Stock”) subject to the fulfillment of the vesting conditions and other conditions set forth in the attached: (i) Newtek Business Services Corp. 2015 Stock Incentive Plan (the “Plan”) and (ii) Terms and Conditions of Restricted Stock Award (the “Terms and Conditions”). This Award is granted under and governed by the Plan and is subject to all of the terms and conditions contained in the Plan and this Restricted Stock Award Agreement (the “Award Agreement”), including the Terms and Conditions. Subject to the provisions of the Plan and the Terms and Conditions, the principal features of this Award are as follows: Grant Number: [*] No. of Shares of Restricted Stock Subject to Award: [*] Award Date: [*] Vesting Commencement Date: The first day after the Award Date that is the 15th day of a calendar month. Vesting: Award will Fully (100%) Vest [*] Months Following the Vesting Commencement Date. Dividends: During the period beginning with the Vesting Commencement Date and continuing until the Award is Vested, to the extent declared by the Company’s Board of Directors, Participant will be entitled to receive on the dividend payment dates dividends on the Restricted Stock in the form of shares of Common Stock which will be subject to the same restrictions and risk of forfeiture as the Restricted Stock; such shares will vest and become nonforfeitable on the Vesting Date. You do not have to accept the Award. If you wish to decline your Award, you should promptly notify the Corporate Secretary (Michael A. Schwartz or his successor) of your decision in writing at mschwartz@thesba.com.

2 As provided in the Plan and in this Award Agreement, this Award may terminate before the scheduled vest date of the Award. For example, if Participant’s termination of Continuous Service (as defined in the Plan, Section 2.l) occurs before the date this Award vests, this Award will terminate at the same time as such termination of Continuous Service. Important additional information on vesting and forfeiture of the Restricted Stock covered by this Award, including those due to changes in employment/service is contained in the Plan and Terms and Conditions. IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement, in duplicate, to be effective as of the Award Date. Dated: [*] NEWTEK BUSINESS SERVICES CORP. By: ______________________________ Barry Sloane, CEO Newtek Business Services Corp. PARTICIPANT By: _____________________________ [*] I, Participant, understand that this Award is (i) subject to all of the terms and conditions of this Award Agreement (including the attached Terms and Conditions) and of the Plan, (ii) not considered salary, nor is it a promise for future grants under the Plan, (iii) not a term or condition of my employment/service with the Company (or one of its Subsidiaries), and (iv) made at the sole discretion of the Company.